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                       TELEHUB COMMUNICATIONS CORPORATION
                        (Commission File No. 33-      )


                     EXHIBIT 21: SUBSIDIARIES OF REGISTRANT



Subsidiary Name                       Jurisdiction of           Registrant
---------------                        Incorporation            Ownership
                                      -----------------     --------------------
TeleHub Network Services Corporation       Illinois                100%

TeleHub Technologies Corporation           Nevada                  100%

TeleHub Leasing Corporation                Nevada                  100%